UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/03/2008

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

For analytical purposes, Marriott International, Inc. ("Marriott") today is furnishing a schedule of cost reimbursements revenue for the last four fiscal years allocated by segment. Cost reimbursements revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where Marriott and its subsidiaries are the employer. This revenue and related expense has no impact on either Marriott's operating income or net income because we record cost reimbursements based upon the costs incurred, with no added markup. The schedule of segment detail is attached as Exhibit 99 and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99 - Schedule of segment detail for reimbursed costs revenue for fiscal years 2004, 2005, 2006, and 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: October 03, 2008	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-99.	Schedule of segment detail for reimbursed costs revenue for fiscal years 2004, 2005, 2006, and 2007.